UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Distoken Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41622	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 1006, Block C, Jinshangjun Park No. 2 Xiaoba Road,Panlong District Kunming, Yunnan, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 871 63624579

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	DIST	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share	DISTW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	DISTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2025, Distoken Acquisition Corporation (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the $15 million minimum requirement under the continued listing standards of The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2) (the “MVPHS Requirement”).

The notification received has no immediate effect on the Company’s Nasdaq listing. The Nasdaq rules provide the Company a compliance period of 180 calendar days, or until October 27, 2025, in which to regain compliance. If at anytime during this compliance period the Company’s MVPHS closes at $15 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance.

The Company intends to monitor its MVPHS and may, if appropriate, consider available options to regain compliance with the MVPHS Requirement and continue the listing of its securities on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distoken Acquisition Corporation

Date: May 2, 2025	By:	/s/ Jian Zhang
	Name:	Jian Zhang
	Title:	Chief Executive Officer